                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                        Advantage Learning Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                        ADVANTAGE LEARNING SYSTEMS, INC.
                        D/B/A RENAISSANCE LEARNING, INC.
                               2911 PEACH STREET
                                 P.O. BOX 8036
                     WISCONSIN RAPIDS, WISCONSIN 54495-8036
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 18, 2001

TO THE SHAREHOLDERS OF ADVANTAGE LEARNING SYSTEMS, INC. D/B/A RENAISSANCE LEARNING, INC.:

     The 2001 annual meeting of shareholders of Advantage Learning Systems, Inc. will be held at the company's offices, 2911 Peach Street, Wisconsin Rapids, Wisconsin, on Wednesday, April 18, 2001 at 1:00 p.m., local time (and at any adjournment thereof), for the following purposes:

     (1) To elect eight directors to serve until the 2002 annual meeting of shareholders and until their successors are elected and qualified;

     (2) To approve an amendment to the company's amended and restated articles of incorporation changing the company's name to "Renaissance Learning, Inc.";

     (3) To approve the company's 1997 stock incentive plan, as required under
         Section 162(m) of the Internal Revenue Code of 1986 (which is the provision that governs the deductibility of compensation paid to certain executive officers); and

     (4) To transact such other business as may properly come before the annual meeting (and any adjournment thereof), all in accordance with the accompanying proxy statement.

     Shareholders of record at the close of business on February 28, 2001 are entitled to notice of and to vote at the annual meeting.

     All shareholders are cordially invited to attend the annual meeting in person. However, whether or not you expect to attend the annual meeting in person, you are urged to complete, date and sign the accompanying proxy card and return it as soon as possible in the enclosed envelope which has been provided for your convenience. If you send your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

                                          By Order of the Board of Directors,

                                          Steven A. Schmidt, Secretary
March 12, 2001

                        ADVANTAGE LEARNING SYSTEMS, INC.
                               2911 PEACH STREET
                                 P.O. BOX 8036
                     WISCONSIN RAPIDS, WISCONSIN 54495-8036
                                 MARCH 12, 2001
                            ------------------------

                                PROXY STATEMENT

     This proxy statement is furnished by our board of directors for the solicitation of proxies from the holders of our common stock in connection with the annual meeting of shareholders to be held at our offices, 2911 Peach Street, Wisconsin Rapids, Wisconsin, on Wednesday, April 18, 2001 at 1:00 p.m., local time, and at any adjournment thereof. It is expected that the notice of annual meeting of shareholders, this proxy statement and the accompanying proxy card, together with our annual report to shareholders for fiscal 2000, will be mailed to shareholders starting on or about March 12, 2001.

     Shareholders can ensure that their shares are voted at the annual meeting by signing and returning the accompanying proxy card in the envelope provided. The submission of a signed proxy will not affect a shareholder's right to attend the annual meeting and vote in person. Shareholders who execute proxies retain the right to revoke them at any time before they are voted by filing with the secretary of the company a written revocation or a proxy bearing a later date. The presence at the annual meeting of a shareholder who has signed a proxy does not, by itself, revoke that proxy unless the shareholder attending the annual meeting files a written notice of revocation of the proxy with the secretary of the company at any time prior to the voting of the proxy.

     Proxies will be voted as specified by the shareholders. Where specific choices are not indicated, proxies will be voted as follows:

     - FOR the election of each of the individuals nominated as a director,

     - FOR the proposal to amend the company's amended and restated articles of incorporation to change the company's name to "Renaissance Learning, Inc.," and

     - FOR approval of the company's 1997 stock incentive plan.

     The board of directors knows of no other matters to be presented for shareholder action at the annual meeting. If any other matters properly come before the annual meeting, the persons named as proxies will vote on the same in their discretion.

     The expense of printing and mailing proxy materials, including expenses involved in forwarding proxy materials to beneficial owners of common stock held in the name of another person, will be paid by us. No solicitation, other than by mail, is currently planned, except that certain of our officers or employees may solicit the return of proxies from shareholders by telephone.

     Only shareholders of record at the close of business on February 28, 2001 (this date is referred to as the "record date") are entitled to receive notice of and to vote the shares of common stock registered in their name at the annual meeting. As of the record date, we had outstanding 34,465,587 shares of common stock. Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting.

     Under Wisconsin law and our amended and restated by-laws, the presence of a quorum is required to conduct business at the annual meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the annual meeting. The shares represented at the annual meeting by proxies that are marked, with respect to the election of directors, "withhold authority" or, with respect to the other proposals, "abstain," will be counted as shares present for the purpose of determining whether a quorum is present. Broker non-votes will also be counted as shares present for purposes of determining a quorum.

     With respect to the vote required to approve the proposals at the annual meeting, the following rules apply:

     - The affirmative vote of a plurality of the shares of common stock present, either in person or by proxy, at the annual meeting and entitled to vote is required for the election of the directors. For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. In the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will have no effect on the outcome of the election of directors.

     - The proposal to amend the company's articles of incorporation to change the company's name to "Renaissance Learning, Inc." and the proposal to approve the company's 1997 stock incentive plan require that the votes cast to approve the respective proposals exceed the votes cast against the respective proposals. Abstentions and broker non-votes will have no effect on the approval of these proposals.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of the record date regarding the beneficial ownership of shares of common stock by (i) each director and nominee for director, (ii) the chief executive officer of the company and the four most highly compensated executive officers other than the chief executive officer (collectively, these five executives are referred to as the "named executive officers"), (iii) all directors and executive officers as a group, and (iv) each person believed by us to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, the business address of each of the following is 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036.

                  NAME AND ADDRESS                        AMOUNT AND NATURE OF            PERCENT OF
                 OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(1)    OUTSTANDING SHARES(13)
                 -------------------                     -----------------------    ----------------------
Judith Ames Paul.....................................          12,228,233(2)                35.46%
Terrance D. Paul.....................................          12,228,233(3)                35.46%
Michael H. Baum......................................             126,835(4)                    *
John R. Hickey.......................................             117,472(5)                    *
Timothy P. Welch.....................................              65,056(6)                    *
Perry S. Akins.......................................                  --                      --
John H. Grunewald....................................              16,500(7)                    *
Gordon H. Gunnlaugsson...............................               3,500(8)                    *
Harold E. Jordan.....................................               7,500(9)                    *
Steven A. Schmidt....................................               2,968(10)                   *
All directors and executive officers as a group (10
  persons)...........................................          24,796,297(11)               71.41%
Mark J. Bradley, as Trustee of the Terrance and
  Judith Paul Descendants' Trust.....................           1,927,686(12)                5.59%

-------------------------
  *  Less than 1% of the outstanding common stock.

 (1) Except as otherwise noted, the persons named in this table have sole voting and investment power with respect to all shares of common stock listed.

 (2) Includes options for 23,431 shares of common stock which are currently exercisable. Ms. Paul is married to Terrance D. Paul, and Mr. Paul's shares of common stock are not included in the number of shares beneficially owned by Ms. Paul.

 (3) Includes options for 23,431 shares of common stock which are currently exercisable. Mr. Paul is married to Judith Ames Paul, and Ms. Paul's shares of common stock are not included in the number of shares beneficially owned by Mr. Paul.

 (4) Includes options for 94,740 shares of common stock which are currently exercisable.

 (5) Includes options for 102,740 shares of common stock which are currently exercisable.

 (6) Includes 29,400 shares of common stock held by a family trust, of which Mr. Welch is the trustee.

 (7) Includes options for 6,500 shares of common stock which are currently exercisable. Mr. Grunewald disclaims beneficial ownership of 1,000 of the shares of common stock indicated above, as such shares are held of record by his wife.

 (8) Includes options for 1,500 shares of common stock which are currently exercisable.

 (9) Includes 6,000 shares of common stock held in a joint account over which Mr. Jordan shares voting power with his wife. Also includes options for 1,500 shares of common stock which are currently exercisable.

(10) Includes options for 2,968 shares of common stock which are currently exercisable.

(11) Includes options for 256,810 shares of common stock which are currently exercisable.

(12) The address of the Trustee of the Terrance and Judith Paul Descendants' Trust is 500 Third Street, Suite 700, Wausau, Wisconsin 54403.

(13) Based on 34,465,587 shares outstanding as of the record date.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

     The number of directors constituting the whole board of directors is currently fixed at nine. Directors are elected at each annual meeting of shareholders to hold office for a one-year term and until their successors are duly elected and qualified. One of the current members of the board of directors, Mr. Perry S. Akins, is not standing for re-election. Accordingly, the board of directors has selected the eight other members currently serving on the board as nominees for election at the annual meeting. After the annual meeting, the board will have eight members.

     All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy card will vote for the election of another person or persons as the board of directors recommends.

                         NOMINEES STANDING FOR ELECTION

      NAME AND AGE
      OF DIRECTOR                                      OFFICE
      ------------                                     ------
Judith Ames Paul            Ms. Paul is the co-founder of the company and has been
  Age 54                    chairman of the board of directors since 1986. Ms. Paul acts as our spokesperson and coordinates our public relations and customer communication policies. Ms. Paul is a leading
                            teacher advocate, an education activist and the Executive
                            Editor of Horizons and Math Advantage, which are newsletters published by the School Renaissance Institute, Inc., one of our wholly-owned subsidiaries. Ms. Paul holds a bachelors
                            degree in elementary education from the University of
                            Illinois.

      NAME AND AGE
      OF DIRECTOR                                      OFFICE
      ------------                                     ------
Terrance D. Paul            Mr. Paul is the co-founder of the company and has been vice
  Age 54                    chairman of the board of directors since July 1996. Mr. Paul is primarily responsible for our long-term strategic
                            planning and new product development strategy. He
                            conceptualized and led the development of Accelerated
                            Math(R), STAR Reading(R), STAR Math(R) and Renaissance(TM)
                            professional development. Mr. Paul coordinates the research activities conducted by the School Renaissance Institute,
                            and supervises the research activities of Generation21
                            Learning Systems, LLC, which is one of our wholly-owned
                            subsidiaries. From November 1995 until July 1996, Mr. Paul served as our chief executive officer. From January 1992
                            until August 1993 and again from September 1994 until
                            November 1995, Mr. Paul served as our president. For the 12 years prior to 1992, Mr. Paul was president of Best Power
                            Technology, a manufacturer of uninterruptible power systems.
                            Mr. Paul has authored numerous research reports, including
                            Patterns of Reading Practice (1996) and Theoretical
                            Foundations of Learning Information Systems (1997). Mr. Paul
                            holds a law degree from the University of Illinois and an
                            MBA from Bradley University. Terrance Paul is Judith Paul's husband.

Michael H. Baum             Mr. Baum has been our chief executive officer since July
  Age 53                    1996 and a director since September 1994. Mr. Baum served as our president between November 1995 and June 1996. From
                            September 1994 until November 1995, Mr. Baum served as the managing director of the School Renaissance Institute and
                            from June 1994 until September 1994, he served as the
                            director of educational consulting for the School
                            Renaissance Institute. From 1984 until June 1994, Mr. Baum held a variety of positions with Francorp, Inc., an
                            international management consulting firm based in Chicago, his last position being that of executive vice president,
                            which he held from September 1991 until June 1994. Mr. Baum holds a bachelors degree and a masters degree in teaching
                            from Yale University and an MBA from Northwestern
                            University.

John R. Hickey              Mr. Hickey has been our president since July 1996 and a
  Age 45                    director since October 1996. From January 1996 until June
                            1996, Mr. Hickey served as executive vice president of R.F.
                            Technologies, Inc., a manufacturer of protection devices,
                            and from September 1995 until December 1995, he served as
                            executive vice president of Liebert Corporation (a
                            subsidiary of Emerson Electric), a manufacturer of
                            uninterruptible power supplies. From January 1989 until June
                            1995, Mr. Hickey held various senior management positions
                            with Best Power Technology, including executive vice
                            president of operations, senior vice president of sales and marketing and vice president-international. In addition, Mr.
                            Hickey spent approximately ten years with Briggs and
                            Stratton, a manufacturer of air-cooled gasoline engines for outdoor power equipment, headquartered in Milwaukee,
                            Wisconsin. While at Briggs and Stratton, Mr. Hickey served in various management positions, eventually rising to the
                            position of the director of international sales and finance administration, a position he held from October 1985 until
                            January 1989. Mr. Hickey holds a bachelors degree in
                            international business from the University of Wisconsin.

      NAME AND AGE
      OF DIRECTOR                                      OFFICE
      ------------                                     ------
Timothy P. Welch            Mr. Welch has been a director since August 1996. Mr. Welch
  Age 58                    is the founder of the predecessor to IPS Publishing, Inc.
                            (IPS), which is one of our wholly-owned subsidiaries. From
                            June 1997 until October 1997, Mr. Welch served as a
                            consultant to IPS, and from November 1997 until August 1998, he worked for us on special projects. From August 1996 until
                            June 1997, Mr. Welch served as the chief executive officer of IPS, and for the 15 years prior thereto, he served as the president of its predecessor. Mr. Welch is also the founder and chief executive officer of Curriculum Technologies,
                            Inc., a firm specializing in multi-media compact disk
                            development for the adult literacy and English as a second language markets, and a member of the board of directors and the chairman of the advisory board of ABACAST, Inc., a
                            company which provides engineering solutions to media
                            streaming bandwidth problems. Mr. Welch holds a bachelors
                            degree in journalism from the University of Wisconsin.

John H. Grunewald           Mr. Grunewald has been a director since September 1997. From
  Age 64                    September 1993 to January 1997, Mr. Grunewald served as the executive vice president, chief financial officer and
                            secretary of Polaris Industries Inc., a manufacturer of
                            snowmobiles, all-terrain vehicles and personal watercraft.
                            From June 1977 until June 1993, Mr. Grunewald served as the vice president of finance, chief financial officer and
                            secretary of Pentair, Inc., a diversified manufacturing
                            company. Mr. Grunewald currently serves as a director of the
                            Nash Finch Company, a wholesale food distributor, and
                            Restaurant Technologies, Inc., a supplier of full service
                            cooking oil management systems to restaurants. Mr. Grunewald also serves on the board of Rise, Inc., a charitable
                            institution providing occupations for handicapped and
                            disabled children, and as a member of the board of governors of the Bethel College Foundation. Mr. Grunewald holds a
                            bachelors degree in business from St. Cloud State University and an MBA in business finance from the University of
                            Minnesota.

Gordon H. Gunnlaugsson      Mr. Gunnlaugsson has been a director since April 2000. From
  Age 56                    1987 through 2000, Mr. Gunnlaugsson served as the executive vice president and chief financial officer of Marshall &
                            Ilsley Corporation (M&I), a bank holding company
                            headquartered in Milwaukee, Wisconsin. In addition, Mr.
                            Gunnlaugsson served as a member of the board of directors of
                            M&I from February 1994 through December 2000, and served as the vice president of M&I Marshall & Ilsley Bank, which is a subsidiary of M&I, from 1976 through 2000. Mr. Gunnlaugsson serves as the chairman of the Milwaukee Economics
                            Development Commission, and on the board of directors of
                            Luther Manor, Forward Wisconsin, Inc., Grede Foundries, Inc.
                            and West Bend Mutual Insurance Company. Mr. Gunnlaugsson
                            holds a bachelors degree in business and an MBA from the
                            University of Wisconsin, and is a certified public
                            accountant.

      NAME AND AGE
      OF DIRECTOR                                      OFFICE
      ------------                                     ------
Harold E. Jordan            Mr. Jordan has been a director since April 2000. Since
  Age 50                    December 1990, Mr. Jordan has served as the president and
                            chief executive officer of World Computer Systems, Inc., a computer programming services company, and from January 1986 until December 1990, he served as its executive vice
                            president. In addition, since October 1997, Mr. Jordan has served as the president and chief executive officer of
                            Madras Packaging, LLC, a plastic molding company. From May
                            1987 until December 1996, Mr. Jordan practiced law with
                            Jordan & Keys, a law firm which he founded, and since
                            January 1997, has been of counsel to the firm. Mr. Jordan
                            serves as the chairman of the board of trustees of Lawrence
                            University, a member of the board of visitors of the
                            University of Wisconsin Law School and a member of the board of directors of Paramount Theater. Mr. Jordan holds a
                            bachelors degree from Lawrence University and a law degree from the University of Wisconsin Law School.

     The board of directors has standing compensation and audit committees. The board of directors does not have a nominating committee. The board of directors held four meetings in 2000. Each incumbent director attended at least 75% of the meetings of the board of directors held during 2000 and at least 75% of the meetings of the board committees on which the director served in 2000.

     The compensation committee is responsible for making recommendations to the board of directors concerning compensation levels of our executive officers and for administering our executive compensation plans, including our 1997 stock incentive plan. The members of the compensation committee during 2000 were Messrs. Akins (Chairman), Grunewald and Jordan, none of whom was or is an employee of the company. The compensation committee held four meetings in 2000.

     The audit committee is responsible for selecting our independent auditors, reviewing the scope, results and costs of the audit with our independent auditors and reviewing our financial statements to ensure full compliance with regulatory requirements and full disclosure of necessary information to our shareholders. The members of the audit committee during 2000 were Messrs. Grunewald (Chairman), Akins, Gunnlaugsson and Paul. The audit committee held four meetings in 2000.

     The board of directors has adopted and approved a formal written charter for the audit committee, a copy of which is attached to this proxy statement as Exhibit A. All but one member of the audit committee as currently constituted are "independent," as defined in the listing standards of the National Association of Securities Dealers, Inc. (NASD), meaning they have no relationships with the company that may interfere with the exercise of their independence from management of the company. The board of directors has determined that it would be in the best interests of the company and our shareholders to allow Mr. Paul, who is not deemed independent under the NASD listing standards, to remain a member of the audit committee until June 14, 2001 pursuant to the NASD transition rules relating to audit committees. The board made this determination after consideration of the importance of Mr. Paul's role on the audit committee and to allow for an orderly transition to comply with the NASD's rules relating to the composition of audit committees. Mr. Paul is not considered independent because he, along with his wife Judith Ames Paul, are executive officers of the company.

                             EXECUTIVE COMPENSATION

     Summary Compensation Information. The following table sets forth the compensation for the past three years for the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                     ------------------
                                                                           AWARDS
                                                                     ------------------
                                             ANNUAL COMPENSATION         SECURITIES
                                            ---------------------        UNDERLYING            ALL OTHER
  NAME AND PRINCIPAL POSITION       YEAR    SALARY($)    BONUS($)    OPTIONS/SARS(#)(1)    COMPENSATION($)(2)
  ---------------------------       ----    ---------    --------    ------------------    ------------------
Judith Ames Paul................    2000    $204,846          --            8,316                $8,112
  Chairman of the Board             1999     191,173          --           35,654                 6,600
                                    1998     181,186          --           25,724                 6,600
Terrance D. Paul................    2000    $204,846          --            8,316                $8,112
  Vice Chairman of the Board        1999     191,173          --           35,654                 6,600
                                    1998     181,186          --           25,724                 6,600
Michael H. Baum.................    2000    $215,244          --           16,632                $8,522
  Chief Executive Officer           1999     185,807          --           71,307                 6,600
                                    1998     164,873          --           62,578                 6,509
John R. Hickey..................    2000    $209,095          --           16,632                $8,280
  President                         1999     180,968          --           71,307                 6,600
                                    1998     158,183          --           62,578                 6,244
Steven A. Schmidt(3)............    2000    $157,002     $20,000            4,948                $6,216
  Vice President, Chief             1999      57,115          --           11,866                    --
  Financial Officer and
     Secretary

-------------------------
(1) Reflects options granted under our 1997 stock incentive plan.

(2) For 1998 and 1999, these figures reflect 401(k) plan matching amounts contributed by us. For 2000, these figures reflect 401(k) plan and supplemental executive retirement plan matching amounts contributed by us as follows: Ms. Paul -- $6,930 and $1,182; Mr. Paul -- $6,930 and $1,182; Mr.
    Baum -- $6,930 and $1,592; Mr. Hickey -- $6,930 and $1,350; and Mr.
    Schmidt -- $6,216 and $0.

(3) Mr. Schmidt joined the company in August 1999.

     Option Grants. The following table provides information on options granted to the named executive officers during 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS
                               ----------------------------------------------------------------------
                                                        % OF TOTAL
                               NUMBER OF SECURITIES    OPTIONS/SARS
                                    UNDERLYING          GRANTED TO     EXERCISE OR                       GRANT DATE
                                   OPTIONS/SARS        EMPLOYEES IN    BASE PRICE       EXPIRATION         PRESENT
           NAME                   GRANTED(#)(1)        FISCAL YEAR      ($/SH)(2)          DATE          VALUE($)(3)
           ----                --------------------    ------------    -----------      ----------       -----------
Judith Ames Paul...........            8,316              3.53%          $30.063          9/1/10          $219,875
Terrance D. Paul...........            8,316              3.53%          $30.063          9/1/10          $219,875
Michael H. Baum............           16,632              7.07%          $30.063          9/1/10          $439,750
John R. Hickey.............           16,632              7.07%          $30.063          9/1/10          $439,750
Steven A. Schmidt..........            4,948              2.10%          $30.063          9/1/10          $130,825

-------------------------
(1) The vesting schedule for options is 25% per year with each option being fully exercisable four years from the date of grant.

(2) All options have an exercise price equal to 100% of the fair market of the common stock on the date of grant.

(3) The grant date present values were determined using the Black-Scholes model with the following common assumptions: a 10 year expected period of time to exercise; a risk-free rate of return of 6.14%; an expected dividend yield of 0.00%; and a volatility factor of 87.90%.

     Option Exercises. The following table provides information on options exercised during 2000, and options held at year end, by the named executive officers.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                   OPTIONS/SARS                    OPTIONS/SARS
                               SHARES                              AT FY-END(#)                  AT FY-END($)(1)
                             ACQUIRED ON       VALUE       ----------------------------    ----------------------------
          NAME               EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----               -----------    -----------    -----------    -------------    -----------    -------------
Judith Ames Paul.........        --             --            21,777          47,917       $  301,543      $  569,208
Terrance D. Paul.........        --             --            21,777          47,917       $  301,543      $  569,208
Michael H. Baum..........        --             --           103,428         124,839       $2,244,439      $1,988,656
John R. Hickey...........        --             --            99,428         124,839       $2,141,939      $1,988,656
Steven A. Schmidt........        --             --             2,968          13,846       $   40,152      $  138,015

-------------------------
(1) For valuation purposes, a December 29, 2000 market price of $33.625 was used.

     From time to time, our directors and officers may sell shares of their common stock to us pursuant to our stock repurchase program. The purchase price for any such sales is the prevailing market price at the time of such sale.

                       NON-EMPLOYEE DIRECTOR COMPENSATION

     Directors who are not employees receive a fee of $1,000 for each board meeting which they attend and $500 for each committee meeting which they attend, plus out-of-pocket expenses incurred in connection with attendance at each such meeting. In addition, in October 2000, each non-employee director received options under our 1997 stock incentive plan to purchase a total of 3,000 shares of common stock, which options vest 50% after one year and 50% after two years. In April 2000, options were also granted to Messrs. Gunnlaugsson and Jordan to coincide with their initial election to the board of directors. At that time, they each received options to purchase a total of 3,000 shares of common stock, which options vest 50% after one year and 50% after two years.

                         COMPENSATION COMMITTEE REPORT

     During 2000, the compensation committee consisted of Messrs. Akins (Chairman), Grunewald and Jordan, none of whom was or is an employee of the company. The compensation committee is responsible for making recommendations to the board of directors concerning the compensation levels of our executive officers. The compensation committee also administers our 1997 stock incentive plan, with responsibility for determining the awards to be made under such plan to our executive officers and to other eligible individuals. The compensation committee reviews compensation programs for executive officers in July of each year, with any changes to such compensation programs generally commencing in September of each year. This results in compensation decisions impacting portions of two different calendar years. For example, compensation changes effective in September of 2000 will affect four months of 2000 and eight months of 2001.

     In 2000, the compensation committee made compensation decisions with respect to the base salaries of and the stock option grants to our executive officers. We generally do not have a cash bonus program for executive officers. In making compensation decisions, the compensation committee reviewed a comparison of the compensation levels of our executive officers with the compensation levels of executive officers of other service industry businesses as well as the peer group of companies used in the performance graph. Companies included in the service industry comparison group, which consist of private and public companies located throughout the United States, are of similar size to us in terms of annual revenues. Compensation data for these companies were obtained from a survey compiled by a national research firm. The compensation committee did not set the compensation of our executive officers at any specific level as compared to either peer group of companies. Also, in making its decisions, the committee did not assign relative weights or importance to any specific measure of our financial performance.

     Base Salary. The compensation committee sets the base salaries of our executive officers at levels designed to attract and retain highly qualified individuals. Based on the information available to it, the committee determined to increase base salaries for our executive officers. The committee believes that the base salary increases were appropriate relative to our financial performance compared with the peer groups reviewed.

     Cash Bonus Program. While we generally do not have a cash bonus program for executive officers, the compensation committee approved a cash bonus for our chief financial officer. This cash bonus was part of Mr. Schmidt's compensation arrangement with us when he was initially hired in 1999.

     Equity Based Compensation. Stock option grants are the primary form of long-term incentive compensation for our executive officers. The compensation committee believes stock options are an effective means of incenting senior management to increase the long-term value of our common stock. Based on the information described above and with the exception of stock option grants to our chief financial officer, the committee determined not to change the current dollar value of stock option grants to executive officers (i.e., the annual dollar value of the shares subject to option at the date of grant). The committee increased the dollar value of stock option grants to Mr. Schmidt so that it is in the same proportion to his salary as the proportion used for the majority of our divisional presidents. The committee believes that the total compensation package provided to executive officers, including options, is appropriate relative to all factors considered by the committee.

     CEO Compensation. In evaluating Mr. Baum's compensation, the committee reviewed the compensation levels for the chief executive officers of the peer groups described above and the financial performance of those peer group companies. The committee determined to increase Mr. Baum's base salary and to make no change in the dollar value of the annual stock option grants to Mr. Baum. Mr. Baum's compensation was not specifically tied to any specific financial performance criteria. The committee believes Mr. Baum's compensation is appropriate given our size and financial performance.

     In making compensation decisions, it is the compensation committee's current intention to recommend plans and awards which will meet the requirements for deductibility for tax purposes under Section 162(m) of the Internal Revenue Code of 1986.

                          THE COMPENSATION COMMITTEE:

      Perry S. Akins, Chairman      John H. Grunewald      Harold E. Jordan

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the compensation committee has ever been an officer or employee of our company or any of our subsidiaries and none of our executive officers has served on the compensation committee or board of directors of any company of which any of our directors is an executive officer.

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the board of directors, the audit committee assists the board in fulfilling its responsibility to our shareholders, the investment community and governmental agencies relating to corporate accounting, financial reporting practices and the quality and integrity of our financial reports. During 2000, the committee met four times, and the committee chair, as representative of the committee, discussed the interim financial information contained in each of our quarterly reports on Form 10-Q with the chief financial officer, controller and independent auditors prior to filing with the Securities and Exchange Commission.

     Auditor Independence and 2000 Audit. In discharging its duties, the audit committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." In addition, the audit committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The committee also discussed with management and the independent auditors the quality and adequacy of our internal controls. The committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

     The committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The committee also discussed with management and the independent auditors the objectives and scope of the internal audit process and the results of the internal audit examinations.

     2000 Financial Statements and Recommendations of the Committee. The committee reviewed our audited financial statements as of and for the year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of our financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the committee recommended to the board of directors that our audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     Audit Fees. The aggregate fees billed for professional services rendered by the independent auditors for (1) the audit of our financial statements as of and for the year ended December 31, 2000 and (2) the review of the financial statements included in our Form 10-Q filings for the year, were $68,000.

     Financial Information Systems Design and Implementation Fees. The independent auditors did not provide professional services during 2000 for the operation of our information systems or the management of our local area networks, nor did they design or implement a hardware or software system that aggregates source data underlying our financial statements or generates information that is significant to our financial statements taken as a whole. Accordingly, no financial information systems design and implementation fees were paid to the independent auditors.

     All Other Fees. The aggregate fees billed by the independent auditors during 2000 for non-audit and non-information systems related services, were $131,000. These services consisted of tax consultation, tax compliance and research services. The audit committee considered whether, and has determined that, the provision of these types of services is compatible with maintaining the independent auditors independence.

                              THE AUDIT COMMITTEE:

John H. Grunewald, Chairman
Perry S. Akins
Gordon H. Gunnlaugsson
Terrance D. Paul

                           PENDING LEGAL PROCEEDINGS

     None of our directors or executive officers is an adverse party or has an interest adverse to us in any material pending legal proceeding.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, among others, to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of our common stock. Copies of these reports must also be furnished to us. Based solely on a review of these copies, we believe that during 2000, all filing requirements were complied with, except that Harold E. Jordan filed two reports late.

                               PERFORMANCE GRAPH

     The following graph compares the total stockholder return on our common stock since our initial public offering on September 25, 1997 with that of the Nasdaq Stock Market Index and two peer group indices constructed by us. The companies included in our old peer group index are Apollo Group, Inc. (APOL), SmartForce PLC (SMTF), Computer Learning Centers, Inc. (CLCX), Learning Tree International, Inc. (LTRE), Sylvan Learning Systems, Inc. (SLVN), National Computer Systems, Inc. (NLCS), Education Management Corporation (EDMC) and TRO Learning, Inc. (TUTR). The companies included in our new peer group index are the same as the companies included in our old peer group index, except that School Specialty, Inc. (SCHS) and Edison Schools, Inc. (EDSN) have been substituted for National Computer Systems, Inc.

     The total return calculations set forth below assume $100 invested on September 25, 1997, with reinvestment of dividends into additional shares of the same class of securities at the frequency with which dividends were paid on such securities through December 31, 2000. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

 COMPARISON OF CUMULATIVE TOTAL RETURN AMONG ADVANTAGE LEARNING SYSTEMS, INC.,
  THE NASDAQ STOCK MARKET (U.S.) INDEX, A NEW PEER GROUP AND AN OLD PEER GROUP [PERFORMANCE GRAPH]

                                         ADVANTAGE LEARNING                                                  NASDAQ STOCK MARKET
                                           SYSTEMS, INC.         NEW PEER GROUP*        OLD PEER GROUP*             (U.S.)
                                         ------------------      ---------------        ---------------      -------------------
9/25/97                                        100.00                 100.00                 100.00                 100.00
12/31/97                                       134.00                 111.00                 111.00                  94.00
12/31/98                                       411.00                  91.00                  91.00                 132.00
12/31/99                                       140.00                  74.00                  75.00                 260.00
12/31/00                                       420.00                 130.00                 130.00                 156.00

-------------------------
* The figures in the old peer group index have been restated to exclude National Computer Systems, Inc. because it was acquired during 2000 and is no longer publicly traded. The figures in the old peer group index and the new peer group index are substantially the same.

                   PROPOSAL TWO: APPROVAL OF AMENDMENT TO THE
          ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

     The board of directors has determined that it is in the best interests of the company and our shareholders to amend the company's amended and restated articles of incorporation to change the company's name from "Advantage Learning Systems, Inc." to "Renaissance Learning, Inc." Accordingly, the board of directors has proposed such an amendment for submission to our shareholders at the 2001 annual meeting.

     If the amendment to the company's amended and restated articles of incorporation is approved by shareholders, Article I of the company's amended and restated articles of incorporation will read as follows:

                                   "ARTICLE I
           The name of the Corporation is Renaissance Learning, Inc."

     The primary reason for the name change is to better reflect the company's business and to capitalize on the company's "Renaissance" brands. Changing the name of the company will not alter any of the rights of shareholders. Since September 2000, the company has been doing business as Renaissance Learning, Inc. in anticipation of shareholder approval of this proposed amendment.

     If the amendment to the company's amended and restated articles of incorporation is approved, the corporate name change will become effective upon the filing of the amendment with the Wisconsin Department of Financial Institutions, which filing will be made promptly after the annual meeting. If the amendment to the company's amended and restated articles of incorporation is approved, our common stock will be traded under the symbol "RLRN" on the Nasdaq National Market.

        PROPOSAL THREE: APPROVAL OF COMPANY'S 1997 STOCK INCENTIVE PLAN

     General. The board of directors adopted the company's 1997 stock incentive plan on March 28, 1997. At that time (which was prior to the company's initial public offering), the shareholders of the company also approved the plan. The plan was adopted to provide our officers, key employees and non-employee directors with additional incentives by increasing their proprietary interest in the company. The plan was later amended and restated by the board on October 23, 1997 to allow prospective employees as well as consultants to participate in the plan.

     While shareholder approval of the plan was previously obtained in 1997 when the plan was first adopted before the company became publicly held, shareholders are again being asked to approve the plan, in the form attached to this proxy statement as Exhibit B. The form of the plan the shareholders are being asked to approve is the same plan that was approved by shareholders in March 1997, as amended and restated to reflect changes approved by the board in October 1997. The plan is being submitted to shareholders for approval at this time in order to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, which governs the deductibility of compensation paid to certain executive officers.

     Pursuant to Code Section 162(m), no deduction is allowed for compensation paid to certain executive officers in excess of $1,000,000, unless such compensation is performance-based. Compensation resulting from the exercise of stock options granted at the grant date fair market value of the company's stock is generally treated as performance-based if certain requirements are met. If the plan existed prior to the company going public, the plan must again be approved by shareholders if subsequent grants are to continue to be treated as performance-based for purposes of Section 162(m). Specifically, the plan must be approved at the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs. This means that the plan must be approved by shareholders at the 2001 annual meeting if the compensation expense arising in connection with options granted after the 2001 annual meeting is to continue to be deductible under Code Section 162(m).

     Purpose. The purpose of the plan is to attract and retain key personnel whose skills and talents are important to our operations, and to reward them for making major contributions to our success. The plan does this by making awards under the plan to key personnel, thereby providing them with a proprietary interest in our growth and performance.

     Eligibility. Persons who are eligible to participate in the plan consist of current and prospective employees, non-employee directors and consultants of the company and its subsidiaries who hold, or will hold, positions of responsibility and whose performance can have a significant effect on our success. As of December 31, 2000, we had approximately 285 employees, five non-employee directors and one consultant participating in the plan.

     Administration. The plan is administered by the compensation committee of the board of directors. The compensation committee has exclusive authority to grant awards under the plan and to make all interpretations and determinations affecting the plan. The compensation committee has the discretion to determine the individuals to whom awards may be granted, the amount of such awards, any applicable vesting schedules and the other terms of such awards. Nevertheless, any award made to a non-employee director under the plan must be approved by the board of directors.

     Awards. The plan authorizes the compensation committee to grant awards in the form of stock options (including both incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and non-qualified stock options), stock appreciation rights and restricted shares of common stock. The terms and conditions of awards granted under the plan are set out in an agreement between the company and the individuals receiving the awards. All stock options awarded under the plan are granted at an exercise price of no less than the fair market value of our common stock on the date of grant. Awards may be exercised by delivery of notice of exercise to the company accompanied by full payment of the exercise price. No award may be granted under the plan after March 28, 2007.

     Awards Granted. The awards that will be granted in the future under the plan are not currently determinable. During 2000, we granted the following non-qualified stock option awards under the plan:

     - options to purchase 54,844 shares of common stock at an exercise price of $30.063 per share to all current executive officers, as a group;

     - options to purchase 15,000 shares of common stock at an exercise price of $36.125 per share to all current non-employee directors, as a group, and options to purchase an additional 6,000 shares of common stock at an exercise price of $14.125 per share to two non-employee directors who were first elected to the board in 2000; and

     - options to purchase 159,538 shares of common stock at exercise prices ranging from $12.875 to $36.125 per share to the other persons participating in the plan, as a group.

     For information regarding stock option grants to the named executive officers, see "Executive Compensation -- Option Grants."

     Adjustments. The plan and any outstanding awards shall be subject to adjustment, as determined by the compensation committee, in the event of any change in the outstanding common stock of the company due to a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event. In the event of such changes, the committee may make a proportionate adjustment to, among other things, the number of shares of common stock reserved under the plan, the number of shares of common stock covered by outstanding awards and the exercise price per share underlying each outstanding award. Upon a change of control of the company, as defined in the plan, any outstanding but unvested awards will become fully vested.

     Amendment and Termination. The board of directors may, from time to time, to the extent permitted by applicable law, amend or terminate the plan without the consent of participants. However, the board may not make an amendment or terminate the plan if the amendment or termination would have an adverse effect on outstanding awards without the consent of the affected participants. In addition, the board may not, unless otherwise permitted under applicable law, without further approval of the shareholders of the company, adopt an amendment to the plan which would cause the plan to no longer comply with Section 162(m) of the Internal Revenue Code of 1986, or any successor provision or other regulatory requirement.

     Shares Subject to the Plan. The aggregate number of shares of common stock that may be issued under the plan is 3,000,000, of which a maximum of 1,500,000 may be subject to incentive stock options. The maximum number of shares that may be issued with respect to awards granted under the plan to any one person during the term of the plan may not exceed 1,500,000 shares. Each of the foregoing numbers has been adjusted to reflect a two-for-one stock split which occurred on February 26, 1999. On December 29, 2000, the closing price of our common stock was $33.625 per share. As of that date, there were 1,205,346 shares of common stock available for issuance under the plan.

     Federal Income Tax Consequences. The federal income tax consequences of non-qualified stock options (NQSOs), incentive stock options (ISOs) and restricted stock granted under the plan are generally as follows:

     NQSOs. The grant of an NQSO will have no federal income tax consequences to us or to a participant. A participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the stock acquired at the time of exercise over the option price, and we will ordinarily be entitled to a deduction for such amount.

     The holder of stock acquired upon exercise of an NQSO will, upon a subsequent disposition of such stock, generally recognize a short-term or long-term capital gain or loss, depending upon the holding period of the stock, equal to the difference between the amount realized on the sale and the basis in such stock (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

     ISOs. Neither the grant nor exercise of an ISO will generally have any federal income tax consequences for a participant. The amount by which the fair market value of the stock acquired upon the exercise of any ISO exceeds the option price as of the date of exercise, however, is an item of "tax preference" for purposes of computing the alternative minimum tax on individuals. If a participant has held the stock acquired on the exercise of an ISO for at least two years from the date of the grant of the option and at least one year from the date of exercise, the participant will recognize taxable long-term capital gain or loss upon a subsequent disposition of the stock. In such circumstances, we would not be allowed to take a deduction for federal income tax purposes in connection with the grant or exercise of the option or the transfer of stock acquired upon such exercise.

     If, however, the participant disposes of his or her stock within the holding periods described above, (i) the participant will recognize ordinary income in an amount equal to the difference between the fair market value of such stock on the date of exercise and the option price, provided that, if the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the participant and the amount realized from such sale or exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the stock over the option price; (ii) we will be entitled to a deduction for such year in the amount of the ordinary income so recognized; and (iii) the participant will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale or exchange of the stock and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.

     Restricted Stock. The grant of restricted stock is not a taxable event to a participant, absent an election under Section 83(b) of the Internal Revenue Code of 1986. If no election is made, the participant will recognize income, taxable for income tax purposes at ordinary rates, upon the lapse of the restrictions governing the stock. The amount of the income will equal the fair market value of the stock when the restrictions lapse. If the participant makes a Section 83(b) election within 30 days of the date of grant, he or she will be deemed to have received ordinary income at the time of the grant of the restricted stock equal to their fair market value at the date of grant less any amount paid by the participant for the stock, determined without regard to the restrictions imposed thereon. If the restricted stock is subsequently forfeited after a
Section 83(b) election and before the restrictions lapse, the participant is not entitled to claim the loss for income tax purposes.

     We will be entitled to a deduction for income tax purposes when the participant recognizes ordinary income, either as a result of a Section 83(b) election or because of the lapse of the restrictions. The amount of the deduction will equal the amount of ordinary income recognized by the participant.

                                 OTHER MATTERS

     Although we are not aware of any other matters that may come before the annual meeting, if any such matters should be presented, the persons named in the accompanying proxy card intend to vote such proxy in accordance with their best judgment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     We selected Arthur Andersen LLP as our independent auditors for the fiscal year ended December 31, 2001. Representatives of Arthur Andersen LLP will be present at the annual meeting to make any statement they may desire and to respond to questions from shareholders.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     In accordance with our amended and restated by-laws, nominations, other than by or at the direction of the board of directors, of candidates for election as directors at the 2002 annual meeting of shareholders and any other shareholder proposed business to be brought before the 2002 annual meeting of shareholders must be submitted to us not later than December 19, 2001. Shareholder proposed nominations and other shareholder proposed business must be made in accordance with our amended and restated by-laws which provide, among other things, that shareholder proposed nominations must be accompanied by certain information concerning the nominee and the shareholder submitting the nomination, and that shareholder proposed business must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the board of directors, shareholder proposals for consideration at the 2002 annual meeting of shareholders must be received by us at our principal executive offices, 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036 on or before November 12, 2001. Proposals should be directed to Mr. Steven A. Schmidt, Secretary. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

     You may obtain a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2000 at no cost by writing to Mr. Steven A. Schmidt, Secretary, Advantage Learning Systems, Inc., 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036.

                                          By Order of the Board of Directors,

                                          Steven A. Schmidt, Secretary

                                                                       EXHIBIT A

                        ADVANTAGE LEARNING SYSTEMS, INC.
                              AMENDED AND RESTATED
                            AUDIT COMMITTEE CHARTER

I. PURPOSE

     The Audit Committee shall assist the Board of Directors in fulfilling its responsibility to the shareholders, to the investment community and to governmental agencies relating to corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company.

II. COMMITTEE COMPOSITION

     The Committee shall be comprised of at least three members, comprised solely of "independent" directors (except as noted below) who are "financially literate" or become "financially literate" within a reasonable period of time after his or her appointment to the Committee. Committee members may enhance their familiarity with finance and accounting by participating in educational programs. Current Committee members who are not "independent" may remain on the Committee until June 14, 2001, pursuant to the Nasdaq Stock Market's transition rules.

     A director is "independent" and "financially literate" if he or she meets the requirements set forth in the rules of the Nasdaq Stock Market. The current requirements for independence and financial literacy are attached hereto as Appendix A, which may be supplemented from time to time as such requirements are modified. One director who is not independent and who is not a current employee or an immediate family member of a current executive officer may serve on the Committee, provided that the Board determines that such director's membership on the Committee is required by the best interests of the Company and its shareholders.

     At least one member of the Committee shall have accounting or related financial management experience in accordance with the Nasdaq Stock Market's requirements.

     The members of the Committee shall be elected by the Board to hold such office until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS AND REPORTS

     The Committee shall meet as frequently as the Committee deems necessary, but the Committee shall meet at least annually. Special Meetings of the Committee may be called at any time by any member thereof on not less than three days notice. In order to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing function, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee shall report periodically to the Board of Directors regarding the Committee's activities, findings and recommendations. The Committee shall also meet with the independent auditors to review the arrangements (including proposed fees) and scope of the annual audit.

     The Committee may conduct its business and affairs at any time or location it deems appropriate. Attendance and participation in a meeting may take place by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action to be taken at any meeting of the Committee may be taken without a meeting, if all members of the Committee consent thereto in writing and such writing or writings are filed with the minutes of the Committee. All decisions of the Committee shall be determined by the affirmative vote of a majority of the members thereof, and a report of any actions taken by the Committee shall be delivered at the next meeting of the Board of Directors.

IV. RESPONSIBILITIES AND POWERS

     The Committee shall be responsible for the following:

          - Review and assess the adequacy of this Charter on at least an annual basis.

          - Review and assess on an annual basis whether the Committee has satisfied its responsibilities during the prior year in compliance with this Charter.

          - Recommend to the Board of Directors the independent public accountants to audit the books and records of the Company and to review the fees charged for such audits. Monitor and evaluate the performance, independence and qualifications of the independent public accountants. Approve any proposed discharge of the independent public accountants when circumstances warrant (or nominate the independent public accountants to be proposed for shareholder approval in any proxy statement of the Company). Review the scope, costs and results of the independent audit of the Company's books and records through conferences and direct, private communications with the independent public accountants.

          - Review and discuss with the independent public accountants the independent public accountants' ultimate accountability to the Board of Directors and the Audit Committee.

          - Ensure the independence of the Company's independent public accountants. The Committee shall obtain a formal written statement listing all relationships between the independent public accountants and the Company from the independent public accountants on an annual basis. Review and discuss with the independent public accountants any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants and recommend that the Board of Directors take appropriate action to ensure the independent public accountants' independence.

          - Review the programs that the Company has instituted to correct any deficiencies noted by the independent public accountants in their annual review.

          - Review and approve significant non-audit services, such as management consulting services, proposed by the independent public accountants or other professionals retained by the Company.

          - Review with management and the independent public accountants the objectives and scope of the internal audit process; monitor with management the competency and quality of the internal auditors; and review periodically the internal audit program.

          - Review with management and the independent public accountants the independent public accountants' judgments about the quality of the Company's accounting principles as applied in the Company's financial reporting, including the clarity of the Company's financial disclosures, the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates and other significant decisions made by management in preparing the Company's financial disclosures.

          - Review audit reports received from the independent public accountants and internal auditors and take such action in respect of such reports as the Committee deems appropriate to ensure the integrity of financial information and the compliance with all applicable laws, regulations and Company policies.

          - Review with management the programs established to provide for compliance with applicable laws and regulations, including, without limitation, the Foreign Corrupt Practices Act, and to review lawsuits and claims against the Company which pose significant risk of loss.

          - Review and discuss with management and discuss with the independent public accountants the Company's audited financial statements to be included in the Company's Annual Report on Form 10-K and all major accounting and disclosure policies involved in the preparation of such report. Make a recommendation to the Board of Directors regarding inclusion of the audited financial statements in the Company's Form 10-K.

          - When required under the SEC's rules, provide an Audit Committee Report to be included in the Company's annual proxy statement, which states whether the Committee has: (a) reviewed and discussed with management the Company's audited financial statements; (b) discussed with the independent public accountants the matters required to be discussed by SAS 61; (c) received the written disclosures and the letter from the independent public accountants required by ISB Standard No. 1 and discussed with the independent public accountants the independent public accountants' independence; and (d) based on the review and discussion of the audited financial statements with management and discussions with the independent public accountants, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Form 10-K for the last fiscal year for filing with the SEC.

          - Periodically review with management and the independent public accountants the Company's unaudited financial statements included in the Company's Quarterly Reports on Form 10-Q and all major accounting and disclosure policies involved in the preparation of such reports.

          - Review with management any changes in accounting principles significantly affecting the Company, as well as any significant unusual nonoperating or nonrecurring items and the general quality of earnings reported by the Company.

          - Review any significant disagreements between management and the independent public accountants or the internal auditors in connection with the preparation of the Company's financial statements.

          - Review any material transaction to which the Company is a party involving a conflict of interest with a director, executive officer or other affiliate of the Company.

          - Establish, review and update periodically an Ethical Code of Conduct and ensure that management has established a system to enforce this Code.

          - Direct and supervise an investigation into any matter the Committee deems necessary and appropriate, including the authority to retain outside counsel or other professional services.

          - Review the Company's protection of assets programs including insurance.

          - Take action in connection with such other powers and responsibilities as the Board of Directors may, from time to time, determine.

                                                                      APPENDIX A

                                  DEFINITIONS

NASD Definition of "Independent" Directors

     The following directors would not be considered independent:

          (a) a director who is currently an employee of the Company or any of its affiliates or who was an employee of the Company or any of its affiliates during the past three years;

          (b) a director who accepted any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan or non-discretionary compensation;

          (c) a director who is an immediate family member of an individual who is or has been during the past three years an executive officer of the Company or any of its affiliates;

          (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-business organization to which the Company made, or from which the Company received, payments (other than those arising from investments in the Company's securities) that exceeded 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

          (e) a director who is employed as an executive of another entity where any of the Company's executives serves on that entity's compensation committee.

NASD Definition of "Financially Literate"

     A financially literate director is one who is able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

NASD Definition of Accounting/Financial Expertise

     A director has accounting or related financial management expertise if he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the director's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

                                                                       EXHIBIT B

                        ADVANTAGE LEARNING SYSTEMS, INC.
                           1997 STOCK INCENTIVE PLAN
                 (AS AMENDED AND RESTATED ON OCTOBER 23, 1997)

     1. Objectives. The Advantage Learning Systems, Inc. 1997 Stock Incentive Plan is designed to attract and retain certain selected officers and key employees and non-employee directors and consultants whose skills and talents are important to the Company's operations, and reward them for making major contributions to the success of the Company. These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

     2. Definitions.

          (a) "Award" shall mean the grant of any form of stock option, stock appreciation right, or stock award, whether granted singly, in combination or in tandem, to a Plan Participant pursuant to such terms, conditions, performance requirements, and limitations as the Board or Committee may establish in order to fulfill the objectives of the Plan.

          (b) "Award Agreement" shall mean an agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, and limitations applicable to an Award.

          (c) "Board" shall mean the Board of Directors of Advantage Learning Systems, Inc.

          (d) "Cause" shall mean termination of a Participant's employment with the Company for (i) any failure of the Participant to substantially perform his duties with the Company (other than by reason of illness) which occurs after the Company has delivered to the Participant a demand for performance which specifically identifies the manner in which the Company believes the Participant has failed to perform his duties, (ii) the commission by the Participant of any act of dishonesty or disloyalty involving the Company or its business, or (iii) the conviction of the Participant of a felony or misdemeanor which, in the reasonable judgment of the Committee, is substantially related to the employee's position with the Company.

          (e) "Change in Control" shall mean any of the following events:

             i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, (d) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection
        (iii) of this Section 2(e) or (e) any acquisition by a "related person" as defined below; or

             ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

             iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company for which approval of the shareholders of the Company is required (a "Business Combination"), in each case, unless, immediately following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or a related person, as defined below) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding Common Stock of the Corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
        (c) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of he initial agreement, or of the action of the Board, providing for such Business Combination; or

             iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        For the purposes hereof, a "related person" shall mean any one or more members of a group consisting of (a) Terrence and Judith Paul, their issue and/or spouses of their issue; (b) a trust or estate of which one or more persons described in (a) are beneficiaries; (c) a corporation or other entity in which any one or more persons, trusts or estates described in (a) and/or (b) own a majority of the profits of such entity; or (d) any corporation or other entity which is controlled by any corporation or other entity described in (c), above.

          (f) "Common Stock" or "stock" shall mean the authorized and issued or unissued $0.01 par value common stock of the Company.

          (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (h) "Committee" shall mean the Compensation Committee of the Board of Directors of Advantage Learning Systems Inc. The Committee shall be comprised of at least two non-employee directors, all of whom are "disinterested" within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code.

          (i) "Company" shall mean Advantage Learning Systems, Inc. and its subsidiaries including subsidiaries of subsidiaries and partnerships and other business ventures in which Advantage Learning Systems Inc. has a significant equity interest, as determined in the sole discretion of the Committee.

          (j) "Fair Market Value" shall mean the closing sale price of Common Stock on the NASDAQ National Market System as reported in the Midwest Edition of the Wall Street Journal for the date in question, provided that, if no sales of Common Stock were made on said exchange on that date, "Fair Market Value" shall mean the closing sale price of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on exchange, or, failing any such sales, such other market price as the Board or the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

          (k) "Participant" shall mean a current or prospective employee, non-employee director or consultant of the Company to whom an Award has been made under the Plan.

          (l) "Plan" shall mean the Advantage Learning Systems, Inc. 1997 Stock Incentive Plan.

          (m) "Retirement" shall mean termination of employment with the Company or service as a member of the Board after the attainment of age 62 with at least ten years of service with the Company or the Board.

     3. Eligibility. Current and prospective employees, non-employee directors and consultants of the Company eligible for an Award under the Plan are those who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Board, the Committee or the management of the Company, can have a significant effect on the success of the Company.

     4. Common Stock Available for Awards. The number of shares that may be issued under the Plan for Awards granted wholly or partly in stock during the term of the Plan is 1,500,000, subject to adjustment as provided in Section 14 hereof, provided that not more than 750,000 shares may be subject to incentive stock options. Included in this share limit are Awards denominated in units of stock that may be redeemed or exercised for cash as well as for stock. The Company shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards. Common Stock related to Awards that are forfeited, terminated, expire unexercised, settled in cash in lieu of stock or in such manner that all or some of the shares covered by an Award are not issued to a Participant, shall immediately become available for Awards. No employee shall be eligible to receive Awards aggregating more than 750,000 shares of Common Stock reserved under the Plan during the term of the Plan, subject to adjustment as provided in Section 14 hereof.

     5. Administration. The Plan shall be administered by the Board prior to the initial public offering of the Common Stock (the "IPO"), and after the IPO by the Committee, which shall respectively have full and exclusive power to interpret the Plan, to determine which current and prospective employees, non-employee directors and consultants are Plan Participants, to grant waivers of Award restrictions, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. These powers include the adoption of modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of the laws and regulations of the countries in which the Company operates in order to assure the viability of Awards granted under the Plan and to enable Participants regardless of where employed to receive advantages and benefits under the Plan and such laws and regulations. Notwithstanding the foregoing, any Award made to a non-employee director must be approved by the Board.

     6. Delegation of Authority. The Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish.

     7. Awards. The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award including, but not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other comparable measurements of Company performance. Awards may include, but are not limited to, those listed in this
Section 7. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity. In all events, upon the occurrence of a Change in Control, all Awards will become fully vested and immediately exercisable.

          (a) Stock Option. A grant of a right to purchase a specified number of shares of Common Stock the purchase price of which shall be not less than 100% of Fair Market Value on the date of grant, as determined by the Committee. A stock option may be in the form of a nonqualified stock option or an incentive stock option ("ISO"). An ISO, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock for which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that ISOs shall be priced at not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of
     Section 422 of the Code); and that ISOs shall be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company).

          (b) Stock Appreciation Right. A right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the stock appreciation right ("SAR") is exercised over the Fair Market Value on the date of grant of the SAR as set forth in the applicable Award Agreement.

          (c) Stock Award. An Award made in stock or denominated in units of stock. Such Awards may be based on Fair Market Value or other specified valuation with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee and as set forth in the Award Agreement.

     8. Payment of Awards. Payment of Awards may be made in the form of cash, stock or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of stock, restrictions on transfer and forfeiture provisions. When transfer of stock is so restricted or subject to forfeiture provisions, it is referred to as "Restricted Stock." The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee which are intended to permit such deferrals to comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for payment after retirement. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in stock or units of stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in stock or units of stock.

     9. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering Common Stock, either directly or by attestation, valued at Fair Market Value on the date of exercise, or any combination thereof.

     10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Company may defer making delivery with respect to cash and/or Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     11. Amendment, Modification, Suspension or Discontinuance of the Plan. The Board may terminate the Plan or make such modifications or amendments thereto as it shall deem advisable in order to conform to any law or regulation applicable thereto; provided, however, that the Board may not, unless otherwise permitted under applicable law, without further approval of the shareholders of the Company, adopt any amendment to the Plan which would cause the Plan to no longer comply with Section 162(m) of the Code, or any successor provision or other regulatory requirements. No such termination, modification or amendment of the Plan may, without the consent of a Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant.

     12. Termination of Employment. If the employment of a Participant terminates, or a non-employee director no longer serves on the Board, other than pursuant to paragraphs (a) through (c) of this Section 12, all unexercised, deferred and unpaid Awards shall terminate 90 days after such termination of employment or service, unless the Award Agreement provides otherwise, and during such 90-day period shall be exercisable only to the extent provided in the Award Agreement. Notwithstanding the foregoing, if a Participant's employment is terminated for Cause, to the extent the Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon termination. In all events, an Award will not be exercisable after the end of its term as set forth in the Award Agreement.

          (a) Retirement. When a Participant's employment or service terminates as a result of Retirement, or early retirement with the consent of the Committee, the Committee (in the form of an Award Agreement or otherwise) may permit Awards to continue in effect beyond the date of Retirement, or early retirement, and/or the exercisability and vesting of any Award may be accelerated.

          (b) Resignation in the Best Interests of the Company. When a Participant resigns from the Company or the Board and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and (ii) permit the exercise, vesting and payment of such Awards for such period as may be set forth in the applicable Award Agreement.

          (c) Death or Disability of a Participant.

             (i) In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms, and to the extent, as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Subject to subparagraph (iii) below, Awards so passing shall be exercised or paid out at such times and in such manner as if the Participant were living.

             (ii) In the event a Participant is deemed by the Company to be disabled within the meaning of Section 22(e)(3) of the Code, the Award shall be exercisable for the period, and to the extent, specified in the Award Agreement. Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

             (iii) After the death or disability of a Participant, the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements; (2) accelerate any or all installments and rights; and
        (3) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant's estate, beneficiaries or representative, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards might ultimately have become payable to other beneficiaries.

             (iv) In the event of uncertainty as to interpretation of or controversies concerning this paragraph (c) of Section 12, the Committee's determinations shall be binding and conclusive.

          (d) No Employment Rights. The Plan shall not confer upon any Participant any right with respect to continuation of employment by the Company or service on the Board, nor shall it interfere in any way with the right of the Company to terminate any Participant's employment or service on the Board at any time.

     13. Nonassignability. Except as provided in subsection (c) of Section 12 and this Section 13, no Award or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted. Notwithstanding the foregoing, the Committee (in the form of an Award Agreement or otherwise) may permit Awards to be transferred to members of the Participant's immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests. For purposes of the preceding sentence, "immediate family" shall mean a Participant's spouse, issue, and spouses of his issue.

     14. Adjustments. In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee may adjust proportionally (a) the number of shares of Common Stock (i) reserved under the Plan, (ii) available for ISOs, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock or units of stock; (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Stock or any distribution

(other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Stock Options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Stock Options for previously issued Stock Options or an assumption of previously issued Stock Options.

     15. Notice. Any notice to the Company required by any of the provisions of the Plan shall be addressed to the chief human resources officer or to the chief executive officer of the Company in writing, and shall become effective when it is received by the office of either of them.

     16. Unfunded Plan. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

     17. Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Wisconsin and construed accordingly.

     18. Effective and Termination Dates. The effective date of the Plan, as amended and restated, is October 23, 1997. The Plan shall terminate on March 28, 2007 subject to earlier termination by the Board pursuant to Section 11, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

     19. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant pursuant to an Award shall not be deemed a part of such Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.

                                   PROXY CARD

                        ADVANTAGE LEARNING SYSTEMS, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned appoints Michael H. Baum and John R. Hickey, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of Advantage Learning Systems, Inc. held of record by the undersigned on February 28, 2001 at the 2001 annual meeting of shareholders of Advantage Learning Systems, Inc. to be held on April 18, 2001 and at any adjournment thereof.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTORS, "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO CHANGE THE COMPANY'S NAME AND "FOR" THE APPROVAL OF THE COMPANY'S 1997 STOCK INCENTIVE PLAN.










                   (Detach below and return using the envelope provided.)

              ADVANTAGE LEARNING SYSTEMS, INC. 2001 ANNUAL MEETING

1.   ELECTION OF DIRECTORS:
     (To serve until the 2002       1-Judith Ames Paul      | | FOR all nominees    | | WITHHOLD AUTHORITY
     Annual Meeting and until       2-Terrance D. Paul          listed to the left      to vote for all
     their successors are           3-Michael H. Baum           (except as specified    nominees listed
     elected and qualified)         4-John R. Hickey            below).                 to the left.
                                    5-Timothy P. Welch
                                    6-John H. Grunewald
                                    7-Gordon H. Gunnlaugsson
                                    8-Harold E. Jordan

     (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

                                                                         ______________________________
                                                                        |______________________________|

2.   AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "RENAISSANCE LEARNING, INC.":

     FOR          | |

     AGAINST      | |

     ABSTAIN      | |

3.   APPROVAL OF COMPANY'S 1997 STOCK INCENTIVE PLAN:

     FOR          | |

     AGAINST      | |

     ABSTAIN      | |

4.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
     BEFORE THE MEETING.

     No. of Shares  ________

                                      Date:
                                               ___________________________________________________

     Check appropriate box
     Indicate changes below:
                                               ___________________________________________________
                                                            (Signature of Shareholder)

     Address Change?  | |  Name Change?  | |


                                               ___________________________________________________
                                                  (Signature of Shareholder - if held jointly)

                                               Please sign exactly as name appears
                                               hereon. When shares are held by joint
                                               tenants, both should sign. When signing
                                               as attorney, executor, administrator,
                                               trustee or guardian, please give full
                                               title as such. If a corporation, please
                                               sign in full corporate name by President
                                               or other authorized officer. If a
                                               partnership, please sign in partnership
                                               name by authorized person.